<STAMPED:
                                            F I L E D
                                            SECRETARY OF STATE
                                            DIVISION OF CORPORATIONS
                                            97 JAN 27 AM 11:02>

                 AMENDMENT TO THE ARTICLES OF INCORPORATION
                                      OF
                          WINMAX TRADING GROUP, INC.

    The undersigned, being a director, shareholder, and officer of WINMAX TRADING GROUP, INC., a Florida corporation, hereby amends said Articles of Incorporation as follows, in accordance with Florida Statute Sections 607.1005 and 607.1006:

                                  ARTICLE IV

     1. The Corporation shall have the authority to issue Fifty Million (50,000,000) Shares of Common Stock at $.001 par value, and Five Million (5,000,000) Shares of Preferred Stock at $1.00 par value.

     2. Other than hereinabove set forth, said Articles of Incorporation as originally adopted, shall remain in full force and effect.

     IN WITNESS WHEREOF, the following individual being a director, shareholder, and officer of the Corporation adopted the Amendment without shareholder action as same was not required, and executed this Amendment to the Articles of Incorporation, this 15th day of January, 1997.

                                         WINMAX TRADING GROUP, INC.

                                         By: /S/ Ralph Pistor
                                          -------------------------
                                              RALPH PISTOR,  Director

Signed, Sealed and Delivered
In the Presence of:

/s/ signature illegible
--------------------------

/s/ Deborah Fischer Moraitis
-----------------------------

STATE OF FLORIDA        )

COUNTY OF BROWARD       )

    BEFORE ME, a Notary Public authorized to take acknowledgments in the State and County forth above, personally appeared: RALPH PISTOR, Director, of WINMAX TRADING GROUP, INC., a Florida corporation, and known to me and known by me to be the person who executed the foregoing Amendment to this Articles of Incorporation, and who acknowledged before me that he executed said instrument.

    IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the County and State aforesaid, this 15th day of January, 1997.

                                        /s/ Deborah Fischer Moraitis
                                        -------------------------------
                                        NOTARY PUBLIC, State of Florida

My Commission Expires:


<Notary Stamp appears here
N0TARY PUBLIC, STATE OF FLORIDA
DEBORAH FISCHER
MORAITIS
COMMISSION NO: AA 764157
MY COMMISSION EXPIRES
APRIL 3, 1997>